Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Excluded information is indicated by [***].

New England Asset Management, Inc.

Investment Management Agreement

This Agreement is made as of January 31, 2024 and is effective February 1, 2024, between New England Asset Management, Inc., a corporation organized under the laws of the State of Delaware ("Manager"); and United Fire Group, Inc., a corporation organized under the laws of the State of Iowa, and its affiliates and subsidiaries listed on Schedule A (collectively, the “Client”).

WHEREAS, Client appoints Manager as the investment manager of that portion of Client's assets constituting the Account (as defined below) for fees agreed upon in Schedule A;

NOW THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

Section 1.            The Account

The cash, securities and other assets placed by Client in the account to be managed under this Agreement (the "Account") are incorporated by reference on Schedule A. Assets may be added to the Account at any time. Client will provide notification to the Manager of any such additions. The Account will include these assets and any changes in them resulting from transactions directed by Manager, withdrawals and additions made by Client, or dividends, interest, stock splits and other earnings, gains or losses on the assets.

Client may, from time to time, ask Manager to provide management and reporting services for certain assets held as deposits in other accounts as required by its regulator (“Deposits”). Unless otherwise agreed to in writing by Manager and an authorized person of the Client, such Deposits shall be included as assets under management for billing purposes under the Agreement. Client and Manager agree that, so long as this paragraph remains in effect, Client may add or remove Deposits from the Agreement by written direction to Manager, without requiring each Deposit to be specifically described in the Agreement.

Assets of the Client that are not to be managed by Manager are separately identified on Schedule A ("Unmanaged Assets"). Manager may include these assets in its periodic reports to Client, but will exclude their value when calculating Manager's asset management fees and Manager shall not be responsible for valuation of any Unmanaged Assets.

Section 2.            Management of the Account

Manager will make all investment decisions for the Account, in Manager's sole discretion and without first consulting or notifying Client, in accordance with the initial investment restrictions and guidelines which are attached as Schedule B (the "Investment Guidelines"). Investment Guidelines can be amended from time to time in writing from Client.

If Manager manages only a portion of Client’s total assets, unless otherwise specified by Client in writing, Investment Guidelines’ restrictions relate specifically to the assets managed by Manager. Client may change these Investment Guidelines at any time, but Manager will be bound by the changes only after it has received and agreed to them in writing. Manager will not initiate trading in the Account until the following have occurred: (1) Manager has set up its new client account systems to allow trading; (2) the Custodian (defined below) has granted Manager the authority and access it requires in order to settle trades in the Account; and (3) Manager either has: (a) coded the Investment Guidelines in its trading system; or, (b) received a written directive from an individual who is authorized by Client to give instructions to Manager with respect to any and all matters and actions to carry out the purposes of this Agreement (including but not limited to, investment and reinvestment of securities, investment guideline waivers and impairment instructions) (each, an “Authorized Person”) directing Manager to execute one or more specific trades before the Investment Guidelines have been coded; or, in the alternative to (a) or (b), Manager has (c) received a written directive from an Authorized Person of Client (a "(3)(c) Direction") that "time is of the essence" for trading in the Account and directing Manager to initiate trading in the Account promptly using un-coded (or partially coded) Investment Guidelines provided in writing by Client. Such (3)(c) Direction from Client shall constitute Client’s agreement that: (i) trading in the Account under this Section 2. (3)(c) shall be on a "best efforts basis" with respect to Investment Guideline compliance; (ii) any Investment Guideline breach resulting from a (3)(c) Direction and occurring during this initial trading period is hereby waived; and, to the extent an Investment Guideline breach occurs, (iii) Manager shall act pursuant to the terms of this Section 2 to correct such breach. Client further agrees that no claims for breach of this Agreement or damages shall arise from or in connection with any breach of Investment Guidelines where Manager is acting pursuant to Client's (3)(c) Direction. Other than by the Investment Guidelines and the terms of this Agreement, the investments made by Manager on behalf of the Client will not be restricted in any manner, except by operation of law.

In the event that the Account ceases to conform to the Investment Guidelines as a result of changes in market values, maturities, amortization rates, credit ratings or other characteristics of the securities within the Account, Manager will not be required to take immediate action to bring the Account back into compliance with the Investment Guidelines, but will: inform Client of the non-compliance; offer Client the opportunity to consult on the situation; and use its discretion to return the portfolio to compliance over time with a minimum of disruption to the portfolio.

Manager will have full power and authority, on behalf of Client, to instruct any brokers, dealers or banks to buy, sell, exchange, convert or otherwise trade in all securities or other investments for the Account.

Manager will not be responsible for giving Client investment advice or taking any other action with respect to assets of the Client that are not to be managed by manager (“Unmanaged Assets”).

Client appoints Manager as the true and lawful attorney of the Client for and in the name, place and stead of Client, in Manager’s unrestricted discretion, to operate and conduct the brokerage accounts of the Client and to do and perform all and every act and thing whatsoever requisite in furtherance of this Agreement, including the negotiation and execution of all writings related to the purchase or sale, settlement, assignments, transfers and ownership of any stocks, bonds, or securities, including, without limitation, such documentation relating to restructuring, reorganization or other action of or relating to the issuer. Pursuant to the appointment and powers granted herein, Client hereby authorizes Manager to enter into one or more Master Securities Forward Settlement Agreements ("MSFTA") or similar agreements on Client's behalf as the agent of Client and to coordinate all required collateral transfers in connection with authorized transactions and settlements hereunder. Manager is hereby fully authorized to act and rely on the authority vested pursuant to said power of attorney.

Section 3.            Transactions for the Account

Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution.

In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager’s overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

Portfolio transactions for each client account generally are completed independently. However, if Manager decides to purchase or sell the same securities for Client and other clients at about the same time, Manager may combine Client's order with those of other clients if Manager reasonably believes that it will be able to negotiate better prices or lower commission rates or transaction costs for the combined order than for Client's order alone. Client will pay the average price and transaction costs obtained for such combined orders. Manager generally will allocate securities purchased or sold as part of a combined order to Client's Account and to accounts of other clients according to the size of the order placed for each client.

If Manager is unable to obtain execution for the total amount of the securities in the combined orders, adjustments to the allocation will generally be made on a random methodology basis with the exception of certain alternative high yield fixed income security transactions which are allocated on a pro-rata basis. However, Manager may increase or decrease the amounts of securities allocated to each client if necessary to avoid having odd or small number of shares held for the account of any client and may deviate from a selected allocation methodology based on, among other factors, available cash in the account or account-specific investment guidelines. Each client that participates in a combined order will receive or pay the average share price and/or transactions costs for all transactions executed as part of the combined order.

If Client directs Manager to use particular brokers, dealers or banks to execute transactions for the Account, Manager will do so, but Manager will not seek better execution services or prices for Client from other brokers, dealers or banks, and Client may pay higher prices or transaction costs as a result. Manager also may not be able to seek better execution services for Client by combining Client's orders with those of other clients.

Client may direct all transactions for the Account to a particular broker, dealer or bank, by providing written notice to Manger with the name and address of that broker, dealer or bank. Client understands and accepts the limitations that this direction will place on Manager's ability to seek best execution for the Account.

Any tax-related documentation required by broker/dealers and/or custodian banks shall be completed by Client. This includes Forms W-9 or W-8 which are necessary to confirm Client's tax identification number and certification of tax status. Upon receipt, Client shall process promptly as failure to do so may result in transactions in the Client's account to be subject to backup withholding payments.

Section 4.            Custody of Account Assets

Manager will not have custody of any Account assets. The assets in the Account will be held for Client by the custodian named on Schedule A (the “Custodian”). Client will pay all fees of the Custodian.

Client represents that it shall not enter into a Custodian agreement that gives Manager custody over Client's Account assets without Manager's knowledge and to the extent any such agreement is in place, Client shall amend such agreement to ensure that Manager cannot take custody of Client Account assets.

Client and Manager confirm, and Client will notify Custodian that:

1)	Manager's authority regarding instructing Custodian shall be limited to trading and settlement of securities on a delivery vs payment basis;

2)	Custodian is authorized to follow Manager's instructions to make and accept payments for, and to deliver or to receive, securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account;

3)	Manager shall have no broad authority to withdraw Client's Account assets;

4)	Any fee deductions shall occur only when specified in writing by Client; and

5)	Custodian shall send Client and Manager monthly statements showing the assets in and all transactions for the Account during the month, including any payments of Manager's fees.

Client will give Manager reasonable advance notice of any change of Custodian.

Section 5.            Client Reports and Electronically Available CARA® Platform and Information

Manager shall prepare monthly appraisal reports and detailed holdings reports, showing current book values, securities valuations, unrealized gains and losses, book yields and average life.

Notwithstanding the foregoing, Client acknowledges and agrees that delays in Manager’s delivery of reports resulting from the failure by Client, its manager(s), custodian bank(s) or any other third party to deliver necessary account information to Manager in a timely manner or caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, threatened terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties, court order, third party nonperformance, pandemic, or any other similar cause beyond the reasonable control of Client or Manager shall not constitute a breach by Manager of the reporting deadlines set forth above.

Client agrees to obtain its reporting package via Manager’s website, www.neamgroup.com. However, both parties agree that Client has the right to receive hard copies of these reports and that, upon reasonable written request by an Authorized Person, Manager will send them to the Client.

The Account's performance will be sent monthly, quarterly, or annually upon Client request. Ad hoc reports and presentation materials are prepared as reasonably directed by Client.

Both Parties agree that the Web Access Schedule attached as Schedule C hereto shall govern the Manager’s provisions and Client’s use of the electronically available CARA® Platform and information.

Section 6.            Account Valuation

Manager shall value Client’s securities in accordance with Manager’s current valuation policies.

Section 7.            Manager's Fees

For Manager's services, Client will pay a percentage of the value, as determined under Section 6 of this Agreement, of all assets in the Account excluding Unmanaged Assets as of the last trading day of each calendar month. In the event this Agreement is terminated prior to any month end, fees for the final partial month shall be calculated based on the valuation of assets performed at the end of the prior month. The fees are payable at the end of each calendar quarter for services provided by Manager during the prior three months. The percentage amount of the fees is shown on Schedule A. In any partial period, the fees will be reduced pro rata based on the number of days the Account was managed. Client will be billed directly by Manager and will pay Manager's fees within 30 days of receiving the bill.

If Manager invests in securities issued by money market funds or other investment companies and funds, including Exchange Traded Funds (ETFs), for the Account, these securities will be included in the value of the Account when Manager's fees are calculated. These same assets will be subject to additional investment management and other fees that are paid by the investment company or fund but ultimately borne by its shareholders, including the Client. These additional fees are described in each investment company's prospectus.

Section 8.            Proxy Voting

Manager shall vote proxies related to common stock securities held in the Account in accordance with Manager's proxy voting policies and procedures, as amended from time to time, which are available upon request. Client shall direct Custodian to send promptly all proxies and related shareholder communications to:

Glass Lewis & Co., LLC (“Glass Lewis”)

PVA – GEN016/General RE

One Sansome Street, Suite 3300

San Francisco, CA 94104

and to identify them as relating to Client’s Account. Client understands that Glass Lewis will not be able to vote proxies if they are not received on a timely basis by Glass Lewis and properly identified as relating to Client’s Account.

Client may direct Manager not to vote proxies, or to vote proxies in accordance with particular proxy voting instructions, by notifying Manager in writing.

Section 9.            Legal Proceedings

Manager will not provide legal advice or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities held in the Account or issuers of those securities or any other matter, but shall continue to monitor, manage and provide investment advice regarding investments held in the Account.

Section 10.         Risk

Manager cannot guarantee the future performance of the Account, promise any specific level of performance, or promise that its investment decisions, strategies or overall management of the Account will be successful. The investment decisions Manager will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

Section 11.         Standard of Care; Limitation of Liability

Except as may otherwise be provided by law, Manager will not be liable to Client for any loss (i) that Client may suffer as a result of Manager's good faith decisions or actions where Manager exercises the degree of care, skill, prudence and diligence that a prudent person acting in a like fiduciary capacity would use; (ii) caused by following Client's instructions; (iii) caused by the Custodian, any broker, dealer or bank to which Manager directs transactions for the Account or any other person; (iv)

resulting from legislation, actions by public authorities, acts of war, natural disasters, strikes, blockades, boycotts, lockouts or similar circumstances; (v) caused by securities exchanges or other marketplaces, custodian institutions, central securities depositories, clearing organizations, or other parties which provide equivalent services; or (vi) caused by contractors selected by Manager with due care or those who have been recommended by the Client. Nor shall the Manager be liable for any damage or loss that occurs to the Client or any other affiliate or interest holder due to restrictions upon disposal that may be applied against the Manager in respect of financial instruments.

Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and this Agreement does not waive or limit Client's rights under those laws.

Manager will not be responsible for Client's own compliance with the insurance investment laws of Client's state of domicile or for Client's compliance with applicable tax laws.

In managing the Account, Manager will not consider any other securities, cash, or other investments or assets Client owns for diversification or other purposes. Manager shall have no responsibility whatsoever for the management of the Unmanaged Assets or any assets of Client other than the Account and shall incur no liability for any loss or damage which may result from the management of such other assets.

If Manager is called upon by Client to participate in, testify or produce records in connection with any legal process, extraordinary audits or investigations to which Manager is not a party, not alleged to be at fault or negligent or would not otherwise participate in relating to this Agreement, the Account, Client or the services provided hereunder, Client shall reimburse Manager for any extraordinary expenses properly and necessarily incurred by Manager as a direct result thereof.

Section 12.         Client Directions

Client shall provide in writing to Manager the name of each Authorized Person. If Manager receives directions from Client which are not from an Authorized Person, Manager shall not be required to comply with such directions until it verifies that the directions are properly authorized by Client.

Manager shall be fully protected in relying upon any direction given by a person that Manager reasonably believes is authorized to give such directions on Client's behalf. Manager also shall be fully protected when acting upon an instrument, certificate, or paper that Manager reasonably believes to be genuine and to be signed or presented by any such person or persons. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of truth and accuracy of statements contained therein.

Section 13.         Confidentiality

Except as Client and Manager otherwise agree or as may be required by law, all information concerning the Account and services provided under this Agreement shall be kept confidential.

Section 14.         Non-Exclusive Agreement

Manager provides investment advice to other clients and may give them advice or take actions for them, for Manager's own accounts or for accounts of persons related to or employed by Manager, which is different from advice provided to or actions taken for Client.

Manager is not obligated to buy, sell or recommend for Client's Account any security or other investment that Manager may buy, sell or recommend for other clients or for the account of Manager or its related persons or employees.

If Manager obtains material, non-public information about a security or its issuer that Manager may not lawfully use or disclose, Manager will have no obligation to disclose the information to Client or to use it for Client's benefit.

Section 15.         Term of Agreement

Either Client or Manager may cancel this Agreement at any time upon 30 days written notice. This Agreement will remain in effect until terminated. Termination of this Agreement will not affect (i) the validity of any action that Manager or Client has previously taken; (ii) the liabilities or obligations of Manager or Client for transactions started before termination; or (iii) Client's obligation to pay Manager's fees through the date of termination. Upon termination, Manager will have no obligation to recommend or take any action with regard to the securities, cash or other assets in the Account.

If this Agreement is terminated, Manager will provide access to Client Data for thirty (30) days from the effective date of termination, so that it can be downloaded by Client in the same format it was provided by Client. Client agrees and acknowledges that Manager has no right or obligation to retain Client Data for more than thirty (30) days after the effective date of termination and will destroy Client Data in its possession or control thirty (30) days after the effective date of termination of this Agreement.

Section 16.         Agreement Not Assignable

This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940 (the “Advisers Act”) by Manager without Client’s written consent.

Section 17.         Governing Law

The laws of the State of Connecticut will govern this Agreement. However, nothing in this Agreement will be construed contrary to any provision of the Advisers Act or the rules thereunder.

Section 18.         Miscellaneous

If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this Agreement will continue in full force and effect. This Agreement contains the entire understanding between Manager and Client and may not be changed except in writing signed by both parties. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by either party under this Agreement.

Section 19.           Notices

All notices and instructions with respect to the Account or other matters covered by this Agreement may be sent by U.S. mail express delivery services, facsimile, e-mail or other electronic means to Client and to Manager at the addresses at the end of this agreement or to another address provided in writing.

Section 20.           Representations of Client

Client represents and warrants to Manager that (a) Client is the beneficial owner of all assets in the Account and except as specifically identified by Client, there are no restrictions on transfer or sale of any of those assets; (b) this Agreement has been duly authorized, executed, and delivered by Client and is Client's valid and binding obligation; (c) the names of the individuals who are authorized to act on behalf of Client have been given to Manager in writing; (d) no government authorizations, approvals, consents, or filings not already obtained are required in connection with the execution, delivery, or performance of this Agreement by Client; and (e) it is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a Person acting on behalf of any such plan. Client agrees to notify Manager in writing within five (5) days after the occurrence of an event making the above warranties no longer accurate.

Client agrees to indemnify, defend and hold harmless Manager and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys’ fees, of Manager arising from any failure by Client to accurately disclose its status under this Section or by reason of any defect in Client’s authority to appoint Manager under this Agreement.

Section 21.           Representations of Manager

Manager represents and warrants that this Agreement has been duly authorized, executed and delivered by Manager and is its valid and binding obligation and that it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Advisers Act and that such registration is currently effective.

Section 22.           Form ADV

Client has received and reviewed a copy of Manager's Form ADV Part 2A Brochure, Manager’s Form ADV Part 2B Brochure Supplement and a copy of this Agreement.

Section 23.           Independent Contractor

The relationship of Manager to Client is and shall remain during the term of this Agreement that of independent contractor. Manager and Client are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them. To the extent any subcontractors are utilized by Manager in providing the services outlined in this Agreement, Manager will remain responsible for the full performance of the services and for the acts or omissions of any subcontractor arising from, or relating to, the services performed by such subcontractor.

Section 24.           Insurance

Manager will maintain, at its own expense, the types of insurance coverage specified below, on standard policy forms and with insurance companies with at least an A. M. Best rating of A- at the time of policy inception. Upon Client’s written request, Manager shall provide a certificate of insurance evidencing the following coverages: (1) Commercial General Liability insurance including Contractual Liability Coverage, with coverage for products liability, completed operations, with limits of not less than $1,000,000 per occurrence and $5,000,000 general aggregate; and (2) Errors and Omissions policy, including cyber coverage, with a limit of no less than $5,000,000 per claim and in the aggregate.

AGREED TO AND ACCEPTED BY:

NEW ENGLAND ASSET		United Fire Group, Inc.
MANAGEMENT, INC.

By:	/s/ William E. Rotatori	By:	/s/ Eric J. Martin
Name:	William E. Rotatori	Name:	Eric J. Martin
Title:	Chairman & CEO	Title:	EVP, Chief Financial Officer

Principal Address:
118 Second Avenue, SE
Cedar Rapids, Iowa 52401

Taxpayer Identification Number:
[***]

SCHEDULE A

AFFILIATES, ASSETS and FEES

I.	AFFILIATES

Affiliate Name	State of Incorporation	Principal Business Address	Tax ID #
United Fire & Casualty Company	IA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Lafayette Insurance Company	LA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Addison Insurance Company	IA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Financial Pacific Insurance Company	CA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
United Fire & Indemnity Company	TX	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
United Fire Lloyds	TX	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
UFG Specialty Insurance Company	IA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Mercer Insurance Company	PA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Mercer Insurance Company of New Jersey, Inc.	NJ	118 Second Ave SE, Cedar Rapids, IA 52401	[***]
Franklin Insurance Company	PA	118 Second Ave SE, Cedar Rapids, IA 52401	[***]

II.	Account Assets - The assets to be managed under this Agreement and any Unmanaged Assets will be held by:

Client/Affiliate Name	Custodian Bank	Custodian Account Number	Managed (M) / Unmanaged (U)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

III.	Fees - Manager’s fees for services provided under this Agreement shall be as follows, subject to the provisions of Section 7 of the Agreement:

Asset Management Fees

Annual fee of [***] on the first $1 billion of the market value of the assets under management;

[***] on the next $1 billion of the market value of the assets under management; and

[***] on the market value of the remaining assets under management.

Management Fees are subject to a $75,000 minimum.

Assets of all Client affiliated accounts managed by Manager are aggregated for fee calculation purposes.

Additional Services

Enterprise Capital Strategy Services

Enterprise Capital Strategy services for managed assets is generally included at no additional fee.

These services are designed to support Clients’ enterprise risk and capital management efforts:

•	Enterprise Based Asset AllocationTM
•	Rating Agency and Regulatory Capital Analytics support
•	Financial Scenario Projections
•	Advanced Risk Analytics and Stress Tests
•	Asset Liability Management
•	Enterprise Risk Management and Own Risk and Solvency Assessment support

Capital and Risk Analytics (CARA®) Platform

Fees are inclusive of access to the CARA® platform for managed assets. Any additional fees are subject to negotiation and are fully agreed to in writing for client’s unmanaged assets on the CARA® platform. The amount of the fee depends on the size of the portfolio, the nature of the unmanaged assets, the frequency of data being loaded into the CARA® platform and if NEAM provides investment accounting services on the unmanaged assets.

CARA® Platform & Accessing Reports via the Website

Manager may provide Client with access to their monthly reporting package and additional analytical CARA® tools for Client’s managed assets via Manager’s website.

CARA® Platform for Unmanaged Assets:

Client may request to utilize the CARA® tools on unmanaged assets, subject to Manager’s approval and possible additional fees. Manager shall not be responsible for valuation of any Unmanaged Assets.

Manager will retain control over the form and content of such additional services and may alter all or any portion of the services from time to time in its sole discretion.

SCHEDULE B

INVESTMENT GUIDELINES

The investment guidelines to be followed by Manager in managing Client’s Account are set forth below:

Investment Guidelines

1.	Introduction

These investment guidelines apply to United Fire Group, its subsidiaries and affiliates (reference Appendix A) hereafter referred to as “the Member Insurance Company” and establishes guidelines for the management of the firm’s fixed income investment portfolio (“Portfolio”) by New England Asset Management (the “Manager”).

2.	Investment Objectives

The primary objectives are to maximize total return, minimize portfolio volatility, and minimize regulatory capital volatility. To these ends, the Portfolio will generally maintain high levels of quality and liquidity while maintaining an appropriate balance of risks. The Portfolio will be positioned to assume prudent risk as necessary to generate current income and capital preservation in accordance with the constraints provided in this document. Pursuant to these objectives, the following guidelines will be recognized:

•	Regulatory: All investments must qualify under the Member Insurance Company’s respective domicile state Insurance Investment Statutes.

•	Liquidity: Liquidity should be managed so that insurance claims and expenses can be paid in a timely manner without having to revert to a forced sale of assets.

•	Risk: Safety of investment principal should be emphasized to ensure future policyholder obligations.

•	Return: The portfolio should be managed to earn a specified rate of return above credited rates, to provide financial stability to the insurance operations and to contribute to corporate surplus growth.

•	Tax: Income tax considerations determine the investment mix that provides the most favorable after-tax returns.

3.	Investment Constraints

a.	Asset Allocation and Diversification

Portfolio assets will be invested across a range of asset classes to achieve diversification and reduce overall portfolio risk. New asset classes and strategies will be presented to the Investment

Committee of United Fire Group’s Board of Directors (“Investment Committee”) for approval before they are implemented or added to the Portfolio.

The Portfolio will be composed of fixed income assets, including publicly traded debt securities such as corporate and municipal bonds, mortgage-backed securities and structured products, as well as sovereign and governmental agency debt. Portfolio assets will generally be invested across these asset class categories in accordance with the guidelines given below:

Asset Class	Sub-Asset Class	Min. Allocation (market value)	Max. Allocation (market value)

Fixed Income
	Domestic Investment Grade	90%	100%
	Domestic Non-Investment Grade	-	10%
	Non-U.S.	-	5%

b.	Concentration Limits

Beyond asset class allocations defined above, the Portfolio will remain well diversified and meet the lesser of concentration limits specified in the domicile state insurance investment statutes or those given below. The following concentration limits apply to all issues which are not guaranteed or insured by the United States, their agencies or instrumentalities (including but not limited to GNMA, FNMA, FHLMC, FFCB, and FHLB), and the government obligations of any state or province:

•	No more than two percent (2%) of the Member Insurance Company’s invested assets may be invested in the long-term securities of a single issuer.

•	No more than twenty-five (25%) of the Member Insurance Company’s invested assets may be invested in private placement bonds.

•	No more than one percent (1%) of the Member Insurance Company’s invested assets may be invested in the commercial paper of a single issuer.

•	Preferred equity – preferred equity investments may not exceed five percent (5%) of the Member Insurance Company’s invested assets.

•	Real Estate – no more than five percent (5%) of the Member Insurance Company’s invested assets may be invested in real estate held for investment.

•	Foreign Investments – aggregate investments in foreign debt, equity, and alternative investment asset classes will not exceed five percent (5%) of the Member Insurance Company’s invested assets.

c.	Rebalancing

The Portfolio will be monitored to ensure compliance with the asset allocation and diversification limits established by this policy. Rebalancing the Portfolio refers to those actions taken to bring the Portfolio back into compliance with both the limits established in this policy as well as all applicable limits established by state insurance investment statutes.

d. Realized loss constraints

[***]

4.	Governance

a.	Investment Guidelines Review and Approval

These guidelines will be reviewed and approved by the Investment Committee at least annually.

b.	Investment Committee Meetings

The Investment Committee will convene meetings on a quarterly basis to evaluate the Manager’s adherence to these investment guidelines, as well as receive relevant presentations from the Manager on salient features of the current investment environment. Additional meetings beyond the quarterly meetings mentioned above may be called based on coordination between the Investment Committee Chairperson and the Member Insurance Company’s Chief Financial Officer.

c. Investment Income Forecast

The Manager will produce and maintain a monthly rolling 12-month investment income forecast.

Appendix A: Member Insurance Companies of United Fire Group

Company Name	NAIC #	Registered Office	Domicile State
United Fire & Casualty Company (UFC)	0248-13021	Cedar Rapids	Iowa
Addison Insurance Company (ADD)	0248-10324	Cedar Rapids	Iowa
Lafayette Insurance Company (LAF)	0248-18295	Metairie	Louisiana
United Fire & Indemnity Company (UFI)	0248-19496	Webster	Texas
United Fire Lloyds (UFL)	0248-43559	Webster	Texas
Mercer Insurance Company (MIC)	0248-14478	Harrisburg	Pennsylvania
Mercer Insurance Company of New Jersey, Inc. (MNJ)	0248-43540	Pennington	New Jersey
Franklin Insurance Company (FIC)	0248-10728	Harrisburg	Pennsylvania
Financial Pacific Insurance Company (FPIC)	0248-31453	Rocklin	California
UFG Specialty Insurance Company (TGI)	0248-19526	Cedar Rapids	Iowa

SCHEDULE C

WEB ACCESS

WHEREAS, in addition to the services to be provided by Manager to Client pursuant to the Investment Management Agreement, Client desires to have access to and to use Manager’s proprietary suite of information and services for access to on-line investment reports concerning Client’s Account and the on-line analysis of investment portfolios and other services, which are more fully described on Exhibit A hereto and on Schedule A to the Investment Management Agreement; and

WHEREAS, Manager has agreed to provide such access to information, reports and services to Client on the terms and conditions set forth in this Schedule; and

NOW THEREFORE in consideration of the foregoing and of the mutual promises contained in the Investment Management Agreement and this Schedule - Client and Manager agree as follows:

ARTICLE I

Definitions

Section 1.1	“Client Data” has the meaning set forth in Section 6.1.
Section 1.2	“Confidential Information” has the meaning set forth in Section 8.1.
Section 1.3	“Documentation” means the specifications, user manuals, training materials and conditions for use published and updated from time to time by Manager and designated as “Documentation”.
Section 1.4	“Eligible User(s)” shall mean those employees of Client set forth in writing to Manager as provided in Section 3.2(b) hereto.
Section 1.5	“Force Majeure Event” has the meaning set forth in ARTICLE XI.
Section 1.6	“Indemnified Party” has the meaning set forth in Section 12.3.
Section 1.7	“Indemnifying Party” has the meaning set forth in Section 12.3.
Section 1.8	“Legal Statement” has the meaning set forth in Section 3.3(c).
Section 1.9	“Losses” has the meaning set forth in Section 12.2.
Section 1.10	“Manager Data” means data and models made available in any form by Manager in connection with the Services, including any data obtained by Manager from a Vendor.
Section 1.11	“Manager Proprietary System” means the Platform, Manager Data, Services and any other proprietary materials of Manager as further provided in ARTICLE V.
Section 1.12	“Platform” means a set of world wide web pages implemented by Manager and through which Client’s Eligible Users may access the Manager Proprietary System over the Internet.
Section 1.13	“Proprietary Rights” means any United States trademark, tradename, copyright, or trade secret of a third party.
Section 1.14	“Service Data” means all data generated by an Internet server that relates to the number of users having access through the Platform and similar user-related usage data collected in connection with the Platform and Services.

Section 1.15	“Services” has the meaning set forth in Section 3.1.
Section 1.16	“Terms of Use” means the Legal Statement and any other terms and conditions posted at http://www.neamgroup.com, as amended from time to time by Manager governing the use of the Services by customers, including Client and Eligible Users.
Section 1.17	“Vendors” means certain third parties that have granted Manager the right to use and distribute their data, software or other proprietary materials.

ARTICLE II

Term

The term of this Schedule shall be coextensive with the term of the Investment Management Agreement, unless terminated earlier pursuant to ARTICLE X (the “Term”).

ARTICLE III

The Services

Section 3.1            Services.

During the Term, Manager shall make accessible to Client the Platform and the online information, reports and services described in Exhibit A (the “Services”). Manager will retain control over the form and content of the Services, as well as the selection of Vendors and Data used in connection therewith, and may alter all or any portion of the Services from time to time in its sole discretion.

Section 3.2            Grant of Rights; Eligible Users.

(a)  Manager hereby grants to Client a non-exclusive and non-transferable license during the Term to allow Eligible Users to access the Platform, and to utilize the Services made available thereunder, solely for use in connection with Client’s internal business purposes in accordance with the Terms of Use and Documentation. In the event of an inconsistency between the defined terms “Terms of Use” and “Documentation” and other terms of this Schedule, the defined terms shall prevail.

(b)  Eligible Users for accessing; (1)  Client’s monthly investment account and reporting package (2) Manager’s CARA® Platform shall be those employees of the Client whose name’s and contact information has been provided to Manager in writing. Permission to add a non-employee user may be granted on a case by case basis by Manager. In the event that Client desires during the Term to revise the listing of Eligible Users, Client’s Authorized Person shall promptly provide to Manager, an email notice with said changes. New Eligible User(s) but not discontinued Eligible Users may be subject to the approval of Manager, which shall not be unreasonably withheld or delayed.

Client further agrees to cooperate in reviewing and confirming in writing the list of Eligible Users from time to time, upon request of the Manager.

Section 3.3            Limitations On Use

Manager has entered into a number of third party vendor agreements for licensing the use of market related data which Manager uses to provide asset management services including client reporting.  Certain of these third party vendor agreements contain use restrictions by clients.  Therefore, Client may need to enter into a separate agreement with third party vendors based on Client’s internal and external usage of market related data provided by Manager.  Manager shall not be responsible for payment of any fees related to such usage.”

(a)  Notwithstanding anything to the contrary contained in this Schedule, Client shall not:

(i)     provide access to the Platform to any person that is not an Eligible User;

(ii)    except for month-end investment reports, publish, display, distribute or transfer in any form to any third party who is not an employee of Client without the prior written permission of Manager (which permission shall not be unreasonably withheld; however, in the case of a competitor of Manager, any withholding of permission shall be at the sole discretion of Manager), any Manager Data or the results of any research, information or material derived from the use of the Manager’s Proprietary System. In no circumstance will Manager’s permissions described in this paragraph constitute a guarantee of continuous and uninterrupted third party access to any Manager Data or the results of any research, information or material derived from the use of the Manager’s Proprietary System. Manager uses numerous market data vendors and is required to comply with their usage policies. Because these market data vendor policies can change from time to time, Manager reserves the right to revoke any third party permissions granted pursuant to this paragraph and shall have no liability to Client or any third party in the event such permissions are denied or revoked;

(iii)   resell, make available or distribute any Manager Data Services or Documentation (or any part thereof) to any third party whether by license or by any other means;

(iv)  except for month-end investment reports, incorporate into, or warehouse on, any computer system of Client any Manager Data, Documentation, Services or Manager’s Proprietary System;

(v)   copy, adapt, reverse engineer, decompile, disassemble, or modify, any portion of the Manager Data or Manager’s Proprietary System;

(vi)  conceal, remove or alter any title, trademark, copyright, proprietary or restricted rights notices incorporated in the Manager’s Proprietary System;

(vii) use the Manager’s Proprietary System in breach of any applicable laws, regulations or market conventions;

(viii) use Manager’s name or service marks in connection with a prospectus or the creation, issuance, offer or promotion of a financial instrument, or in their advertising or marketing materials;

(ix)  use the Manager’s Proprietary System for the benefit of a third party, including, but not limited to, on a time-share basis or acting as a service bureau or application service provider;

(x)   use, evaluate, or view any Services for the purpose of designing, modifying, or otherwise creating any software program, or any portion thereof, which performs functions similar to or that compete with the functions performed by any of the Manager’s Proprietary System; or

(xi)   authorize any third party to do any of the foregoing.

(b)  Each password Manager assigns Client will be kept confidential by Client and by the Eligible Users. If Client learns or suspects that such confidentiality or any provision of this Section 3.3 has in any way been breached, Client will immediately notify Manager, which may assign new passwords or restrict the use of all or any portion of the Platform or the Services or take other appropriate action, in Manager’s sole discretion.

(c)  Client shall, and shall ensure that the Eligible Users are bound to observe all of the terms of the legal statement published and amended from time to time on Manager’s web site at [http://www.neamgroup.com] (“Legal Statement”). In the event of an inconsistency between the defined term “Legal Statement” and other terms of this Schedule, the defined term shall prevail. Manager shall provide Client with written notice of any amendments to the Legal Statement on its web site. For purposes of this paragraph, “written notice” shall include notices appearing on Manager’s website.

Section 3.4            Non-exclusive Services.

Nothing contained herein shall be construed as a limitation on Manager’s ability to provide any Platform or the Services (or any portion thereof) or any similar or identical services to any third party.

Section 3.5            Service Maintenance, Upgrades, New Versions.

During the Term, Manager shall provide Client with such maintenance and service upgrades as Manager may release from time to time to its other customers who license equivalent services from Manager. Manager shall not be required to provide upgrades or new versions. Manager shall have no obligation to provide new CARA® tools hereunder, and reserves the right to charge additional fees for any new CARA® tools or substantial new functionality provided. Nothing in this section shall be construed to require Manager to provide any additional services, customized Services or Enhancement Services.

Section 3.6            Additional Data Fees.

This Schedule is subject to any requirements of Manager’s Vendors under Manager’s agreements with such Vendors, including those requirements which may be imposed from time to time.

Client acknowledges that if it requests that the CARA® tools be utilized for Unmanaged Assets, certain Data may be subject to separate additional consents and fees imposed by a vendor for receipt of such data through the Platform. Accordingly, Client agrees to pay Manager, as applicable, such additional Vendor fees (including any increases in such Vendor fees) for any such Data requested by Client.

ARTICLE IV

Client Responsibilities

Section 4.1            Client Cooperation.

Client will cooperate with Manager and provide any necessary assistance, equipment, access to Client’s personnel and information to allow Manager to perform Manager’s obligations under this Schedule, including without limitation, making available in a timely manner, as reasonably requested by Manager, such management decisions, personnel (whether management, technical or user), information, approvals and acceptances in order that Manager’s provision of Services under this Schedule may be properly, timely and efficiently accomplished.

Section 4.2            Client’s Program Administrator.

Client will designate a qualified program administrator, whose name is to be provided to Manager in writing, who will be authorized to make binding decisions for Client regarding this Schedule (“Client’s Program Administrator”), and shall, in a timely manner, (i) provide all Client information and data necessary for Manager’s performance of Services and assume responsibility for the accuracy of the same; (ii) arrange for Manager’s access to Client’s staff, facilities, equipment and systems as appropriate, (iii) render all decisions required by Manager in connection with this Schedule, (iv) distribute usernames and passwords to Eligible Users, (v) provide notice to Manager in accordance with Section 3.2(b) of all changes to the list of Eligible Users, and (vi) take, or have taken, all other action required to be taken by Client under this Schedule.

Section 4.3            Client Responsible for Employees and User Access.

Client shall be responsible for the actions of all Eligible Users and anyone who obtains access to the Platform through or from Client or its Eligible Users, whether or not authorized by Client.

Section 4.4            Consent to Electronic Signatures.

Client agrees that whenever an Eligible User clicks on an “I Agree”, “I Consent” or other similarly worded “button” or entry field with a mouse, keystroke or any other means communicable via a computer device, the Eligible User’s agreement or consent will be deemed to have been made on behalf of Client, and shall be legally binding and enforceable on Client.

ARTICLE V

Manager Proprietary System

All software and related documentation (including the Manager Proprietary System) (i) owned by Manager prior to the Effective Date (ii) of which Manager acquires ownership after the Effective Date, or (iii) which is developed by or on behalf of Manager after the Effective Date for use in connection with the Services, or (iv) which is licensed or leased from a third party by Manager and which will be used in connection with the Services, shall be and shall remain the exclusive property of Manager or its respective third party licensors. Client shall have no rights or interests therein or in any third party software of Manager. All Service Data shall be Manager’s Confidential Information and Manager shall own all Service Data.

ARTICLE VI

Data and Reports

Section 6.1            Ownership of Client Data.

All data and information submitted to Manager by Client in connection with the Services (the “Client Data”) is and shall remain the property of Client. Except as permitted by this Schedule or the Investment Management Agreement or as reasonably necessary to provide the Services, Manager shall not use the Client Data or, disclose or otherwise provide the Client Data to third parties.

Section 6.2            Reports.

Client may use the Platform to produce reports presenting Client Data in accordance with Manager’s standard reporting formats as described in Exhibit A and in such other reporting formats as the parties may agree (the “Reports”). Client may also be able to access its monthly reporting package for its Account via the Platform.

Section 6.3            Correction of Errors.

Manager shall prepare and be responsible for the accuracy and completeness of Reports provided to Client. Client is responsible for the accuracy and completeness of the Client Data as well as any errors or inaccuracies in and with respect to data obtained from Manager due to any inaccurate or incomplete Client Data.

ARTICLE VII

Taxes

Client shall be responsible for all applicable taxes related to the Services provided under this Schedule including all applicable sales, use, value added or similar taxes arising out of or in connection with this Schedule. If Manager pays any such taxes on behalf of Client, Client shall reimburse Manager for such payment. Client shall not be responsible for taxes based upon Manager’s income.

ARTICLE VIII

Confidentiality

Section 8.1            Confidential Information.

“Confidential Information” means any and all information or materials of a party relating to the technology, business or affairs of the disclosing party revealed, disclosed or furnished to the receiving party either orally, in writing or by inspection, that could reasonably be understood by the receiving party to be proprietary or confidential information or materials of the disclosing party. Confidential Information might include, but is not limited to technical information, financial information, business information, billing rates, research information, human resources, personnel information, marketing/sales information, trade secrets, and competitive sensitive information, and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the disclosing party. All information of Manager in connection with the Manager Proprietary System and all Client Data will be considered Confidential Information regardless of whether (a) it is disclosed in tangible form; or (b) is marked “Confidential”, “Proprietary” or the like. Notwithstanding the foregoing, Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure or improper action by the receiving party or any of its directors, officers, employees, affiliates, agents, subcontractors, or consultants, (ii) was rightfully disclosed to the receiving party by a third party without restriction, provided the receiving party complies with any restrictions imposed by the third party, or (iii) was independently developed by the receiving party without use of or access to any Confidential Information of the disclosing party.

Section 8.2            Preservation of Confidential Information.

The parties shall preserve in confidence all Confidential Information, received from the other party using the same degree of care as it uses to preserve and safeguard its own Confidential Information, but in no event less than a reasonable degree of care.

Section 8.3            Data Security.

NEAM has implemented and will maintain throughout the term of the Agreement technical, physical, administrative and organizational safeguards designed to protect the confidentiality, security, and integrity of Client’s data, including measures aimed at protecting such data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access, and against all other unlawful forms of processing. Upon written request from Client, NEAM will provide a copy of the most recent service auditor’s report and a detailed description of all efforts to remediate any issues identified by the auditor.

Manager shall: (1) notify the Client without undue delay of any unauthorized copying, distribution, disclosure or processing of any Client Data or Confidential Information (each a “Data Security Breach”) upon confirming such Data Security Breach unless legally prohibited from doing so, within seventy-two (72) hours or any shorter period required by Law; (2) report to the Client promptly thereafter with a reasonable level detail concerning any such Data Security Breach and Manager’s investigation.; and (3) use reasonable efforts to promptly stop any unauthorized copying, distribution, disclosure or processing of Client Data or Client’s Confidential Information.

ARTICLE IX

Disclaimers and Limitations

Section 9.1            Special Admonitions Regarding Use of Financial Products.

The Services contain a number of analytical tools that should only be used by sophisticated investment professionals. There is no assurance that the financial instruments identified by the Services will perform in a manner that is consistent with their historical characteristics or assure the profitability or utility of forecasts or expected values. Neither Manager nor any Vendor shall be deemed to be providing investment management, broker-dealer, supervision or advisory services in connection with this Schedule. Furthermore, Client understands and acknowledges that all content and materials comprising the Services are to be used solely for informational and research purposes, and that such content and materials are not intended to provide specific investment, financial, tax or legal advice. Information provided through the Services is not intended as advice regarding the nature, potential value, or suitability of any particular security, transaction, or investment strategy. References to any specific securities do not constitute a solicitation or an offer to buy or sell securities.

Section 9.2            Electronic Access and Communications.

Client acknowledges that access to the Services and any electronic mail communications between Client and Manager over the Internet are subject to possible interception by third parties during transmission. Manager shall not be responsible for the security of such communications or the safety and security of Client Data during transmission or the prevention of access by unauthorized persons to Client Data transmitted over the Internet. Manager shall not be responsible for any interruption in access to the Services, or inability to access the Services, caused by the interruptions in the availability of the Internet, or slowdowns thereto.

Section 9.3            Services Warranty Disclaimer.

EXCEPT AS SET FORTH IN THIS SCHEDULE, THE SERVICES HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS, AND CLIENT’S AND ANY ELIGIBLE USER’S USE THEREOF IS AT ITS OWN RISK. MANAGER DOES NOT MAKE, AND HEREBY DISCLAIMS FOR ITSELF AND ON BEHALF OF ITS CORPORATE PARENTS AND AFFILIATES AND VENDORS, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF ACCURACY, ORIGINALITY, CONSISTENCY, TIMELINESS, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. MANAGER DOES NOT WARRANT THAT THE SERVICES WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE OR FREE OF UNAUTHORIZED HIDDEN PROGRAMS, TROJAN HORSES, WORMS OR VIRUSES OR THAT THE CALCULATIONS OR OTHER FUNCTIONS PERFORMED ON CLIENT’S DATA WILL BE CORRECT OR MEET CLIENT’S NEEDS OR EXPECTATIONS. NEITHER MANAGER NOR MANAGER’S VENDORS WILL BE RESPONSIBLE FOR LOSS OF PROPERTY OR INJURY RESULTING FROM ANY SERVICE OR FOR ANY FAILURE OR

INTERRUPTION OF THE SERVICES RESULTING FROM ANY CIRCUMSTANCES BEYOND MANAGER’S CONTROL. MANAGER’S ONLY RESPONSIBILITY FOR ANY OTHER FAILURE OR INTERRUPTION OF THE SERVICES WILL BE TO RE-RUN CLIENT DATA OR REPORTS CAUSED BY A MALFUNCTION OF THE SERVICES. IN NO EVENT WILL MANAGER OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF ANY OF THE SERVICES BE LIABLE TO CLIENT OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR OTHER SIMILAR DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR SAVINGS, OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF DATA, LOSS OF THE USE OF SOFTWARE, CLAIMS BY OTHERS, INCONVENIENCE OR SIMILAR COST, OR FOR THE FAILURE OF CLIENT TO PERFORM CLIENT’S RESPONSIBILITIES, EVEN IF MANAGER HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE X

Termination

Section 10.1          Client may, in its sole option, upon written notice, terminate this Schedule. Manager may in its sole option, upon written notice, terminate this Schedule if Client:

(a)  has materially breached any of its material obligations hereunder, and such breach is not cured within thirty (30) days after written notice thereof by Manager to Client; or

(b) ceases to be an Asset Management Client of Manager.

Section 10.2          Notwithstanding the provisions of Section 10.1(a) to the contrary, Manager may terminate this Schedule immediately upon notice if Client breaches Section 3.3 or ARTICLE VIII of this Schedule.

Section 10.3          In the event of the termination of this Schedule, Client shall cease, and Manager may disable, all access to the Services.

ARTICLE XI

Force Majeure

Neither Client nor Manager shall be liable for any failure or delay in the performance of its obligations pursuant to this Schedule and such failure or delay shall not be deemed a breach of this Schedule or grounds for termination hereunder; provided that, such failure or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non performing party through the use of reasonably available and economical alternate sources, work around plans, or other means and if and to the extent such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, threatened terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties, court order, third party nonperformance, or any other similar cause beyond the reasonable control of such party (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the non performing party shall be excused from any further performance of those of its obligations pursuant to this Schedule affected by the Force Majeure Event for as long as such Force Majeure Event continues. The party whose performance is delayed by a Force Majeure Event shall immediately notify the other party by telephone (to be confirmed by written notice within three (3) days of the inception of the failure or delay) of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

ARTICLE XII

Indemnification

Section 12.1 Indemnification by Client.

Subject to the conditions, provisions and limitations of this Schedule, Client hereby agrees to indemnify, defend and hold harmless Manager and its affiliates from and against all Losses (as defined in Section 12.2) asserted against, resulting to, imposed upon or incurred by Manager by reason of or resulting from any of the following:

(a)  Any use otherwise than in accordance with the terms of this Schedule or misuse of the Services by Client or its Eligible Users including, without limitation, any material violation by Client or its Eligible Users of any of the Terms of Use or the Documentation; or

(b)  Any allegation or claim that any Client Data or any other intellectual property used by Client in connection with the transactions contemplated in this Schedule infringe or violate any Proprietary Rights of any third party.

Section 12.2         Indemnification by Manager.

Subject to the conditions, provisions and limitations of this Schedule, Manager hereby agrees to indemnify, defend and hold harmless Client from and against all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements (collectively, “Losses”), asserted against, resulting to, imposed upon or incurred by Client by reason of or resulting from any allegation or claim that the intellectual property rights owned by and proprietary to Manager that are used in the provision of the Services infringe any Proprietary Rights; provided, however, that Manager shall have no obligation or liability with respect to any infringement claim to the extent such alleged infringement is based on (a) the use of the Services in violation of this Schedule; (b) the combination, or use of the Services with any service, product, equipment, program or data unless otherwise contemplated under this Schedule; or (c) the alteration, modification or change of any portion of the Services other than by Manager or its employees, agents or subcontractors or with Manager’s express prior written consent; and provided further that Manager may, in its sole election and expense, but without any obligation to do so, either (i) procure for Client and its Eligible Users the right to continue to make use of the allegedly infringing portion of the

Services, (ii) replace or modify the portion of the Services at issue with substitute matter that is non-infringing but which causes the portion of the Services at issue to be of substantially equivalent functionality and performance to the portion of the Services alleged to be infringing, or (iii) terminate this Schedule.

Section 12.3         Indemnification Procedures.

The obligations and liabilities of Manager and Client hereunder with respect to their respective indemnities pursuant to this ARTICLE XII, resulting from any claim, demand or other assertion of liability by third parties (hereinafter collectively called “Demands”), shall be subject to the following terms and conditions:

(a) Subject to the consent of the party to be indemnified pursuant to this ARTICLE XII (the “Indemnified Party”) (such consent not to be unreasonably withheld, delayed or conditioned), the indemnifying party (the “Indemnifying Party”) will have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

(b) In the event the Indemnifying Party shall elect not to undertake such defense by its own representatives, the Indemnifying Party shall give prompt written notice of its election to the Indemnified Party, and the Indemnified Party will undertake the defense, compromise or settlement thereof by counsel designated by it whom the Indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the Indemnifying Party to the Indemnified Party’s choice of counsel shall not be unreasonably withheld, delayed or conditioned.

(c) No settlement or compromise of any such Demand may be made by a Party hereto without the prior express written consent or approval of the other Party hereto (such consent not to be unreasonably withheld, delayed or conditioned).

(d) In the event that any Demand shall arise out of a transaction or cover any period or periods wherein Client and Manager each is or may be liable hereunder for part of the liability or obligation arising therefrom, then such Parties shall, each choosing its own counsel and bearing its own expense, defend such Demand, and no settlement or compromise of such Demand may be made without the joint written consent or approval of Manager and Client, except where the respective liabilities and obligations of Client and Manager are clearly allocable or attributable on the basis of objective facts.

(e) The agreements to indemnify contained in this ARTICLE XII shall survive termination or expiration of this Schedule for a period of three (3) years after the effective date of such termination or expiration; provided, however, that with respect to any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) for which notice has been timely given within such three (3) year period, the indemnification period shall be extended until the final resolution of such Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim).

(f) A party having reason to believe that it may be entitled to indemnification under this ARTICLE XII shall give reasonably prompt written notice to the other party hereto from whom indemnification may be sought specifying in reasonable detail the nature and basis of any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) which may give rise to such indemnification but such notice shall not be a condition of such indemnification. The failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE XII, unless the delay or failure to provide such notice prejudices an Indemnifying Party in a manner that demonstrably results in additional actual and direct damages to such Indemnifying Party, in which event such Indemnifying Party shall be relieved of such obligations, but only to the extent such additional actual and direct damages can be proved.

ARTICLE XIII

Limitations on Liability

Section 13.1 Direct Damages.

In the event Manager shall be held liable to Client, for any matter arising out of, under, or in connection with this Schedule, whether based on an action or claim in contract, equity, negligence, tort, or otherwise, the amount of direct damages recoverable against Manager for all events, acts or omissions shall not exceed, in the aggregate, an amount equal to the sum of all fees received by Manager pursuant to this Schedule for a period of twelve (12) months prior to the date on which the claim or claims arose. Notwithstanding the foregoing Manager shall reimburse Client for reasonable costs, fines and expenses directly resulting from Manager’s gross negligence or willful misconduct.

Section 13.2 No Indirect Damages.

Neither Client nor Manager shall be liable for any indirect, incidental, special, or consequential damages, punitive, exemplary, or other similar damages or amounts for loss of income, profits, or savings arising out of or relating to this Schedule.

EXHIBIT A

Services

Manager’s CARA® Platform is an investment portfolio analytics system. It performs a wide range of analytics calculations on a wide range of securities, portfolios, and indices. The system runs on central site computers. Eligible Users utilize a desktop workstation or PC and Internet Service Provider to access the system. Client supplies the desktop equipment and Internet connection. The system includes:

-Use of Central Site software

-Access to Central Site Database (Indicative, Pricing, Historical)

-Downloading capability of calculated data

CARA® Platform/Client Reports:

Market Monitors: A collection of tools used to analyze broad market indices, yield curves, spreads and specific asset classes.

Risk Portal: A comprehensive suite of reports to aid in managing and assessing the risk in a portfolio. The suite of Risk Portal reports covers many topic areas including summary analysis, comparison analysis, concentration risk, surveillance, quality & ratings, transactions and liquidity analysis.

Reporting Package: Ability to electronically receive and print monthly reporting package directly from the website.